UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

HDIMAX MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	002-75313	84-0871427

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV		89074

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 463-8528

Indigo-Energy, Inc.

(Former Name, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Agreement.

On January 22, 2015, HDIMAX MEDIA, Inc. (the “Company”), Rajinder Brar, Aneliya Vasilieva, Myles A. Pressey III, James C. Walter Sr. and with respect to limited provisions, Fashion Style Mag, Inc. entered into a Settlement Agreement (the “Settlement Agreement”), the terms of which are summarized below. The Settlement Agreement involves the assignment of business assets associated with HDIMAX, Inc., which the Company acquired on November 21, 2014 (the “Acquisition”), to its former owners or their affiliates and the negotiated resignations of members of the Company’s executive team who were associated with that business. Shares issued in connection with the Acquisition are canceled under the Settlement Agreement, and cash-intensive employment agreements are also terminated under the settlement.

Pursuant to the Settlement Agreement, each member of the former Board of Directors of the Company (the “Former Board”), consisting of Rajinder Brar, Aneliya Vasilieva and Myles A. Pressey III resigned on January 22, 2015. In addition, Rajinder Brar resigned as President, Chief Executive Officer and Chief Financial Officer; Aneliya Vasilieva resigned as Chief Content Officer and Myles A. Pressey III resigned as Chief Business Development Officer of the Company, in each case effective January 22, 2015.

Under the Settlement Agreement, James C. Walter Sr. was appointed as the Chairman and sole director of a reconstituted board of directors, effective January 22, 2015. Mr. Walter Sr. was also appointed as the Company’s President, Chief Executive Officer and Chief Financial Officer, effective January 22, 2015. Other agreements relating to the Company’s management were made pursuant to the Settlement Agreement, including:

•	The employment contracts with each of Mr. Brar, Ms. Vasilieva and Mr. Pressey III (the “Departing Executives”) were terminated. The Company was released from all outstanding obligations owed to the former executives thereunder and it will owe no further obligations under those employment agreements, except as set forth in the Settlement Agreement.
•	The parties agreed to cancel 712,121,205 shares of the Company’s common stock issued to Mr. Brar in connection with the Company’s acquisition of HDIMAX Inc.; and to terminate (i) the Company’s obligation to issue 52,500,000 shares of common stock to Ms. Vasilieva pursuant to her former employment agreement; and (ii) the Company’s obligation to issue 67,500,000 shares of common stock to Mr. Pressey III pursuant to his former employment agreement.
•	As soon as practical after execution of the Settlement Agreement, Mr. Brar shall be issued 3,000,000 shares of the Company’s restricted common stock and payment of $25,000 in cash.

In addition, the following agreements were made relating to the business of HDIMAX. Inc., a wholly owned subsidiary of the Company, under the Settlement Agreement:

•	The Company agreed to assign to Fashion Style Mag, Inc. the domain name Frontlinewire.com and all existing content, intellectual property rights and other assets associated therewith, effective January 22, 2015. The Company maintained the domain name HDIMAX.com and all existing content, intellectual property rights and other assets associated therewith, but agreed to assign all such assets to Fashion Style Mag, Inc. no later than May 1, 2015.
•	The parties agreed that, until such time that the assets related to HDIMAX.com are assigned to Fashion Style Mag, Inc., the nature of the Company’s business related to HDIMAX.com will not substantively change.
•	The Company agreed to use its best efforts to change the name of the Company from “HDIMAX MEDIA, Inc.” to another name on or before May 1, 2015.

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In addition, the signatories to the Settlement Agreement agreed to mutual releases. The Company released the Departing Executives for certain of the Company’s expenses and liabilities, and indemnified them against such expenses and liabilities. The Departing Executives released the Company and each other generally from actions and claims.

Please see the disclosure under Item 1.02 below for a description of material agreements that were terminated in connection with the Settlement Agreement.

A copy of the Settlement Agreement is attached as Exhibit 99.1 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified by reference to the full text of such exhibit.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the Settlement Agreement, the following material agreements were terminated, effective January 22, 2015:

•	Omnibus Agreement and License, dated November 21, 2014, by and among the Company and Fashion Style Mag, Inc., pursuant to which the Company had been granted rights to use, sell, copy, promote, publish, distribute and exploit certain online publications owned by Fashion Style Mag, Inc. in exchange for a royalty equal to 20% of the gross revenue derived therefrom, up to a maximum royalty of $450,000 per month.
•	Escrow Agreement dated November 21, 2014 by and among the Company and Rajinder Brar, relating the escrow of 14,242,424 shares of common stock in connection with the Company’s acquisition of HDIMAX, Inc., which was obviated due to the cancellation of the shares subject to the agreement.
•	The Amended and Restated Option Agreement by and among the Company, HDIMAX, Inc. Fashion Style Mag, Inc. and Rajinder Brar dated November 21, 2014, pursuant to which the Company had the option to acquire outright all of the outstanding stock of Fashion Style Mag, Inc on or before December 31, 2015, in a fair market value purchase involving cash and/or stock.
•	Employment Agreement dated September 4, 2014 between Rajinder Brar and HDIMAX, Inc.
•	Amended and Restated Employment Agreement between Aneliya Vasilieva and the Company dated December 19, 2014.
•	Amended and Restated Employment Agreement between Myles A. Pressey III and the Company dated December 19, 2014.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The description of the Settlement Agreement set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.01 Change in Control of Registrant.

The change in the composition of the board of directors referred to in Item 1.01 of this Form 8-K that has occurred due to the Settlement Agreement may (although approved its former board of directors) be deemed to have resulted in a change in control of the Company. The description of the Settlement Agreement set forth in Item 1.01 of this Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Settlement Agreement, on January 22, 2015, the Former Board appointed James C. Walter Sr. as a director, and as President, Chief Executive Officer and Chief Financial Officer, effective immediately after the resignation of Aneliya Vasilieva and prior to the resignations of Rajinder Brar and Myles A. Pressey. The information regarding (i) the resignations of Rajinder Brar, Aneliya Vasilieva and Myles A. Pressey III as executive officers and directors of the Company and (ii) the appointment of James C. Walter Sr. as a director and executive officer of the Company are incorporated by reference from the disclosure under Item 1.01.

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James C. Walter Sr., age 70, previously served as a director and as the Company’s President, Chief Executive Officer and Chief Financial Officer from October 18, 2013 until November 21, 2014. Mr. Walter Sr. has had a 30 year career as an independent insurance broker and is a shareholder of the Company. Walter Insurance Agency, Inc. was owned and operated by Mr. Walter Sr. for 30 years before the company was sold in 2001. Since 2001, Mr. Walter has served as a business consultant. Additionally, Mr. Walter is a member of New Hope Partners LLC, which is a significant stockholder of the Company.

James C. Walter Sr. does not have, nor has he had since the Company’s last fiscal year, a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is currently not an employment agreement in place with Mr. Walter Sr.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Settlement Agreement dated January 22, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HDIMAX MEDIA, Inc.

Date: January 28, 2015	By:	/s/ James C. Walter Sr.
Name: James C. Walter Sr. Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Settlement Agreement dated January 22, 2015

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